Exhibit 17

[Name and Address of Proxy Solicitor]


                            INVESCO ASIAN GROWTH FUND
                          INVESCO SPECIALTY FUNDS, INC.

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

This proxy is being solicited on behalf of the Board of Directors of INVESCO Specialty Funds, Inc. ("Specialty Funds") and relates to the proposals with respect to the Company and to INVESCO Asian Growth Fund, a series of the Company ("Asian Growth Fund"). The undersigned hereby appoints as proxies [ ] and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[           ]
TOLL FREE OR VISIT WWW.[               ].COM.  TO VOTE  BY FACSIMILE
TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800 [   ]-[    ]


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                 [INVXXX] KEEP THIS PORTION FOR YOUR RECORDS

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                                             DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                            INVESCO ASIAN GROWTH FUND
                        INVESCO INTERNATIONAL FUNDS, INC.

VOTE ON DIRECTORS                       FOR   WITHHOLD   FOR ALL
                                        ALL     ALL      EXCEPT

4. Election of the Company's Board      [ ]     [ ]       [ ]      To withhold
   of Directors; (1) Charles W.                                    authority to
   Brady; (2) Fred A. Deering;                                     vote for any
   (3) Mark H. Williamson;                                         individual
   (4) Dr. Victor L. Andrews;                                      nominee(s),
   (5) Bob R. Baker; (6) Lawrence                                  mark "For All
   H. Budner; (7) Dr. Wendy Lee                                    Except" and
   Gramm; (8) Kenneth T. King;                                     write the
   (9) John W. McIntyre; and                                       nominee's
   (10) Dr. Larry Soll                                             number on the
                                                                   line below.
                                                                   -------------

VOTE ON PROPOSALS                                 FOR       AGAINST     ABSTAIN

1.   Approval of an agreement and plan of         [ ]         [ ]        [ ]
     reorganization  and termination under
     which  INVESCO  Pacific  Basin Fund
     ("Pacific  Basin  Fund"), a series of
     INVESCO  International Funds, Inc.,
     ("International  Funds") would acquire
     all of the assets of Asian Growth Fund
     in exchange solely for shares of
     Pacific Basin Fund and the assumption
     by Pacific Basin Fund of all of Asian
     Growth Fund's liabilities, followed by
     the distribution of those shares to
     the shareholders of Asian Growth Fund,
     all as described in the accompanying
     Prospectus/Proxy Statement;

2.   Approval of an Agreement and Plan of
     Conversion and Termination providing
     for the conversion of Asian Growth
     Fund from a separate series of Specialty
     Funds to a separate series of International
     Funds;

3.   Approval of changes to the fundamental       [ ]         [ ]        [ ]
     investment policies;

[ ]  To vote against the proposed changes to
     one or more of the specific fundamental
     investment policies, but to approve others, PLACE AN "X" IN THE BOX AT left and indicate the number(s)(as set forth in the proxy statement) of the investment policy or policies you do not want to change on the line below.

     ------------------------------------------

5.   Ratification of the selection of             [ ]         [ ]        [ ]
     PricewaterhouseCoopers LLP as the
     Company's Independent Public Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE  PHONE OR THE  INTERNET,  PLEASE CALL 1-800-[            ]
TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ]-[ ]


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Please  sign  exactly as name  appears  hereon.  If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person


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Signature                                          Date


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Signature (Joint Owners)                           Date